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                                                                    Exhibit 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registraton Statement (Form S-8) pertaining to the Amended and Restated Quando, Inc. 1994 Stock Option Plan of Infoseek Corporation of our report dated January 16, 1998, except for Note 8, as to which the date is February 12, 1998, and Note 2, as to which the date is April 17, 1998, with respect the consolidated financial statements and schedule of Infoseek Corporation for the year ended December 31, 1997 included in its Current Report (Form 8-K/A) dated November 18, 1998 as amended on December 9, 1998, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                           --------------------------------
                                            ERNST & YOUNG LLP

San Jose, California
January 20, 1999